                                                                    EXHIBIT 10.9

                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") dated December 20, 1996 is by and among the following:

          a) SKYLINK TELECOMMUNICATIONS CORPORATION, a Nevada Corporation herein referred to as the "Buyer"; and

          b) COMTEL COMPUTER CORP., a Nevada corporation, and CALIFORNIA COMTEL COMPUTER, INC., a California Corporation, both of which may be hereinafter collectively referred to herein as the "Company" or "Companies";

          c) Davel Communications Group, Inc. (Selling Shareholder) who is referred to herein as the "Seller" or "Selling Shareholder" and who is represented by Theodore C. Rammelkamp, Jr. as agent, who is referred to herein as the "Seller's Agent" with reference to the following circumstances:

     WHEREAS The Company operates and has under contract phones in hotels and other similar operations for which it provides VoicePro, PBX equipment and Operator Services, hereafter referred to as "Hospitality" services;

     WHEREAS the Buyer desires to purchase all of Selling Shareholder's interest in the Company;

     WHEREAS the Selling Shareholder owns 100% of the issued and outstanding shares of COMTEL COMPUTER, CORP., consisting of 20,948,529.54 shares, and 100% of the issued and outstanding shares of CALIFORNIA COMTEL COMPUTER, INC., consisting of 9,350 shares, said shares being all of the issued and outstanding shares of both corporations. All of said shares are hereafter referred to as the "Transferred Shares."

     WHEREAS Theodore C. Rammelkamp, Jr. as Seller's Agent, is the authorized attorney-in-fact for the Selling Shareholder with the power to sign, execute, acknowledge, deliver, and receive this Stock Purchase Agreement and such contracts, agreements, options, covenants, deeds, conveyances, bills of sale, leases, assignments, insurance policies, checks, stock certificates, proxies, warrants, commercial paper, and such other instruments of whatever kind and nature as may be necessary or proper for the completion of this transaction. Attached hereto at Exhibit A is a Power of Attorney evidencing such authority; and

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, the parties hereto agree as follows:

          Purchase and Sale of Stock. Subject to the terms and conditions herein set forth, on the Closing Date (as hereinafter defined), Buyer agrees to purchase from Seller 9,350 shares in

     California ComTel Computer, Inc. for the sum of $1,000.00 and 20,948,529.54 shares in ComTel Computer Corp. for $5,003,000 adjusted for certain pre-agreement items ("Pre-Agreement Items") set forth at Schedule 1 all payable and more fully described as follows:

          Seller has previously entered into an escrow agreement dated April 25, 1996 at Farmers State Bank and Trust Company whereby Buyer has paid into escrow certain sums as a good faith deposit for the performance of the transaction contemplated by this Agreement. Upon Closing, all of said funds in escrow shall be released by Letter of Direction to Buyer; and

          The sum of $2,703,000 as adjusted for the Pre-Agreement Items, which adjusted sum is referred to herein as the "First Escrow Deposit," by deposit with the Escrow Agent (as hereafter defined) in available funds on or before December 31, 1996; and

          The additional sum of $2,300,000 by deposit with the Escrow Agent in available funds no later than the earlier of December 31, 1997 or within ten days of closing and receipt of funds from the underwriter of an Initial Public Issue of stock by Buyer. This additional sum shall be subject to adjustment as hereafter provided at paragraph 9.1.3 and, as so adjusted, shall bear interest at 9.75% per annum, compounded daily, until deposited with the Escrow Agent. Said additional sum plus interest and after adjustments is referred to herein as the "Second Escrow Deposit." At Seller's sole discretion the Second Escrow Deposit may be made in Common Stock of Seller valued at the price set for such stock by Seller's underwriter on the date of first issuance to the public.

          Security Interest in Assets. At Closing, the Buyer shall cause Comtel Computer Corp. to grant Seller a security interest in all equipment of Comtel Computer Corp. and all accounts and accounts receivable arising from the transmission of telecommunications traffic from customers as of the date of Closing (including proceeds and substantially equivalent replacements) to secure the payment of the Second Escrow Deposit. Said security interest shall not be subordinate to any interests created by Buyer at any time or by Comtel Computer Corp. at or after Closing except for such purposes related to the financing of the capital expansion or on going business operations of Comtel Computer Corp. to which Seller has given its written consent for subordination of its interests. Seller shall not unreasonably withhold such consent, but in evaluating any request for subordination Seller may, in addition to other factors, consider the intended use of proceeds, Seller's own obligations to Boatmen's National Bank of St. Louis (or any successor institution) and the impairment of its collateral. Without Seller's consent Comtel Computer Corp. may finance acquisition of new assets by Purchase Money Security interest in the assets acquired. The security interest contemplated by this paragraph 1.3.1 shall be granted by Security Agreement substantially as set forth at Schedule 1.3.1

          Security Interest in the Transferred Shares. This Agreement in its entirety shall constitute a Security Agreement or Pledge by Buyer of the Transferred Shares to secure the Payment of the Second Escrow Deposit.

          Collateral. Buyer hereby grants to Seller a security interest in the Transferred Shares to secure payment of the Second Escrow Deposit.

          Perfection. Pending payment of the Second Escrow Deposit, Seller shall transfer the shares to the Escrow Agent, pursuant to an escrow agreement ("Escrow Agreement") substantially in the form as set forth at Schedule 1.3.2.2.

          Sale or Encumbrance. Buyer shall not, without the written consent of the Secured Party, sell, contract to sell, assign, lease, encumber or dispose of the Transferred Shares or any interest therein until this Agreement and all debts secured by it have been fully satisfied.

          Remedies. Upon the failure of Buyer to timely pay the Second Escrow Deposit the Seller and Buyer shall within three days after written demand for such payment by Seller direct the Escrow Agent to deliver the Transferred Shares to Seller as Seller's own property free and clear of all encumbrances whether arising out of this Agreement or otherwise.

          Voting Rights in the Transferred Shares. At Closing Seller shall deliver to Buyer a proxy to vote the transferred shares substantially in the form as set forth at Schedule 1.3.3 which Proxy shall provide that Seller shall have all voting rights in respect of the Transferred Shares during such periods as Buyer is not in "Material Breach," hereafter defined. For the purposes of this paragraph 1.3.3, a "Material Breach" shall mean any breach of warranty, or nonfulfillment or failure to perform any material obligation on the part of the Buyer under this Agreement, The Telecommunications Services Agreement set forth at Schedule 4.1 or The Security Agreement set forth at Schedule 1.3.1 which continues without cure for more than 30 days after written Notice by Seller referencing this paragraph which specifies the breach of warranty, or the nonfulfillment or failure to perform a material obligation.

          Delivery of Shares and Payment. Subject to the conditions set forth in this Agreement, on or before December 31, 1996, Buyer shall deposit with the Escrow Agent, subject to the terms of the Escrow Agreement, the First Escrow Deposit. After the Buyer has made the First Escrow Deposit and on or before December 31, 1996 Seller shall deliver, subject to the terms of the Escrow Agreement, to the Escrow Agent the Transferred Shares and the undated, fully executed stock powers authorizing the transfer of shares to the Buyer ("Stock Powers"). Further, Seller shall cause to be delivered on or before December 31, 1996 forms UCC-3, fully executed and suitable for filing which release all security interests of Boatmen's National Bank of St. Louis in the assets of the Companies ("Boatmen's Lien Releases"). On December 31, 1996 and otherwise in accordance with the terms of the Escrow Agreement, the Buyer and Seller shall direct the Escrow Agent to pay to the Seller the First Escrow Deposit and transfer to Buyer the Boatmen's Lien Releases. When required by paragraph 1.3 Buyer shall deposit the Second Escrow Deposit in available funds with the Escrow Agent. At such time and otherwise in accordance with the terms of the Escrow Agreement to the Buyer and Seller shall direct the Escrow Agent to deliver the Transferred Shares and Stock Powers to Buyer and the Second Escrow Deposit to Seller.

          Closing Date. The closing ("Closing") of the transaction provided in this Agreement shall be conducted through escrow as provided above and shall take place on December 31, 1996 ("Closing Date") in accordance with the terms of this Agreement and the Escrow Agreement.

     Transition Matters and Continuing Relationship.

          Carrier Services. Seller and the Companies currently utilize and share a telecommunications network which consists of various elements, including but not limited to shared contracts for transmission and billing and clearing and state tariffs. Further, the Companies utilize the switching equipment and certain services of an Inter-Exchange Carrier which is a wholly-owned subsidiary of Seller, Phone Zone, Inc. ("PZI"). For a period of one year after the date hereof, Seller and Buyer shall continue to allow the use of their contracts for transmission and billing and clearing and state tariffs on a common basis. Further, ComTel Computer Corp. and Seller shall enter into a telecommunications services agreement ("Telecommunications Services Agreement") effective January 1, 1997 whereby Seller shall provide the Companies telecommunications services substantially as provided as of the date of this Agreement at the existing rate structure, subject to adjustment for increases in Seller's costs, for such services until January 1, 1998. Said Telecommunications Services Agreement shall provide for a security deposit of one month's charges to ensure full and timely payment to Seller and its subsidiaries. The Telecommunications Services Agreement shall be in the form as set forth at
     Schedule 4.1.

          Access to Records. The parties shall each allow the other reasonable access to the books and records of the other as may be required from time to time.

          Covenant Not to Compete. For a period of two years from Closing, Seller shall not solicit customers of the Companies with whom the Companies have a contractual relationship for telecommunications services for the provision of similar services and otherwise as set forth in a Noncompetition Agreement as set forth at Schedule 4.3.

          Intercompany Transfers. As of an effective date prior to the "Balance Sheet Date" (as hereafter defined) Seller shall have eliminated all intercompany account balances by way of transfer of intercompany account balances. Further, after the Balance Sheet Date and prior to the Closing Date, Seller may eliminate subsequently accrued intercompany account balances by way of transfer of such account balances, but in no event shall it reduce the current assets of the Companies to an amount less than the current liabilities of the Companies.

     Representations and Warranties of Seller.

          Title to Shares. Seller represents and warrants that the Selling Shareholder has good and marketable title to the Transferred Stock required to be transferred pursuant to this Agreement, free and clear of all liens, claims, encumbrances, and restrictions of every kind; and the Selling Shareholder has the complete and unrestricted right, power, and authority to sell, transfer, and assign the Transferred Stock required to be transferred pursuant to this Agreement.

          Stock Rights. Seller represents and warrants that as of the Closing there shall be no presently outstanding warrants, options, contracts, commitments, warranties, agreements, incentive stock option plans, Employee Non-Qualified Stock Option Plan or other rights of any character affecting or relating in any manner to the issuance of the Companies' capital stock or other securities, or entitling anyone to acquire the capital stock or other securities of the Companies (hereinafter collectively referred to as "Options") and as of the Closing all Options shall have been terminated or assigned to Buyer.

          Organization. Seller represents and warrants that ComTel Computer Corp. is a duly organized and validly existing Nevada corporation in good standing, with all requisite power and authority to carry on its business as currently conducted. Seller represents and warrants that California ComTel Computer, Inc. is a duly organized and validly existing California corporation in good standing, with all requisite power and authority to carry on its business as currently conducted.

          Qualification. Except as set forth at Schedule 5.4, Seller represents and warrants that the Companies are duly qualified as foreign corporations in good standing in each jurisdiction where the nature of their activities or its properties owned or leased makes qualification necessary and in which the failure to qualify will have a materially adverse effect. Seller hereby agrees to cause Comtel Computer Corp. to become qualified to do business in all states set forth at Schedule 5.4 at the sole expense and effort of Seller prior to January 31, 1997.

          Tariffs. Except as provided at Schedule 5.5, Seller represents and warrants that the Companies are duly tariffed and qualified to conduct their telecommunications operations in accordance with the rates charged and the services provided under the laws of the United States and the regulations promulgated by the Federal Communications Commission and under the laws of each state or other jurisdiction in which it operates and the applicable regulations of each applicable Public Utility Commission, Commerce Commission or similar agency therein. At Schedule 1, Seller has credited Buyer with certain sums to compensate Buyer for the expense of the Companies in updating the tariffs set forth at Schedule 5.5.

          Capitalization. Seller represents and warrants that ComTel Computer Corp. is authorized to issue 30,000,000 shares of common stock, with no par value, of which 20,948,529.54 are duly and validly issued and outstanding. Seller represents and warrants that California ComTel Computer, Inc. is authorized to issue 10,000 shares of common stock, with no par value, of which 9,350 shares are duly and validly issued and outstanding;

          Indebtedness. Seller represents and warrants that except for trade accounts payable incurred in the ordinary course of business and except as set forth at Schedule 5.7 there is no long term or material short term indebtedness for borrowed money, bond, note, debenture, mortgage, pledge, security agreement, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or contract or commitment of the Companies for the borrowing or lending of money (including without limitation, loans to or from officers, directors or any members of their immediate families), and the Companies are not in any default of any provision of such outstanding long term or material short term obligations. Seller represents and warrants that it has delivered to Buyer true copies of all instruments relating to the long term and material short term indebtedness for borrowed money and obligations set forth at Schedule 5.7.

          Financial Statements. As set forth at Schedule 5.8 Seller has furnished Buyer with Financial Statements for the Companies consisting of a Certified Audit for the fiscal year ending December 31, 1995 ("Certified Audit") and an unaudited statement for the stub period ending October 31, 1996. The aforesaid Financial Statements may be referred to herein as the "Financial Statements" and October 31, 1996 may be referred to herein as the "Balance Sheet Date." Seller represents and warrants that to the best of Seller's knowledge the Financial Statements are in accordance with the books and records of the Companies, fairly present the financial condition of the Companies at such dates and the results of its operations for the periods specified, in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods.

          Fixed Asset List. Attached at Schedule 5.8.1 is a fixed asset list of the Companies dated December 16, 1996. Seller warrants that this list is accurate and correctly states the assets of the Companies.

          Present Status. Seller represents and warrants that the Companies, since the Balance Sheet Date, and except as set forth at Schedule 5.9, have not done any of the following:

               Incurred any obligations or liabilities except current liabilities in the ordinary course of business;

               Discharged or satisfied any liens or encumbrances, or paid any obligations or liabilities, except current balance sheet liabilities and current liabilities incurred since the Balance Sheet Date in the ordinary course of business;

               Declared or made any shareholder payment or distribution or purchased or redeemed any of their securities or agreed to do so;

               Mortgaged, pledged, or subjected to lien, encumbrance, or charge any of its assets except for such liens as are created pursuant to the Companies' ongoing financing arrangement with Zero Plus Dialing, Inc.
          (ZPDI);

               Canceled any debt or claim;

               Sold or transferred any assets except from inventory in the ordinary course of business;

               Suffered any damage, destruction, or loss (whether or not covered by insurance) materially affecting its properties, business, or prospects;

               Waived any rights of substantial value;

               Amended its Articles of Incorporation or Bylaws;

               Effected any change in the authorized and unissued stock;

               Acquired, redeemed, issued or disposed of any shares of stock of any class or description, granted any options, warrants or other rights for the issuance thereof;

               Merged, consolidated, liquidated, dissolved, reorganized, sold or otherwise disposed of substantially all of their assets;

               Made any loan or advance to any officer, director, employee, consultant, representative, salesman or agent of the Companies;

               Changed the accounting methods or practices followed by the Companies, or changed the depreciation or amortization policies or rates used;

               Made any unlawful payment to governmental or quasi-governmental officials, or payments to customers or suppliers for rebating of charges;

               Entered into any transaction other than in the ordinary course of business.


          Taxes. Except as set forth at Schedule 5.10, Seller represents and warrants that the Companies have duly filed all federal, state, and local income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment tax, payroll tax, withholding tax, real property tax, personal property tax and all other tax returns required to be filed by them and have paid all such federal, state, and local taxes required to be paid with regard to the periods covered by the returns. As of Closing Date, Seller represents and warrants that the Companies are not delinquent in the payment of any tax, assessment, or governmental charge; have no tax deficiencies proposed or assessed against them; have not executed any waiver of the statute of limitations on the assessment or collection of any tax; and are not currently under audit by the Internal Revenue Service or state tax authorities for any years subject to adjustment. There are not in force any extensions of time with respect to the dates on which any tax return was or is due to be filed by the Companies or any waivers or agreements by the Companies for an extension of time for the assessment or payment of any tax. With respect to any such extensions it shall be the obligation of Seller to prepare, file and pay any such returns and taxes. In the event that after Closing a deficiency is determined in the amount of any tax payable by the Companies relating to periods prior to Closing, Seller shall be liable for the payment of any deficiency attributable to periods prior to Closing determined in the following manner:

               To the extent permitted by applicable law, the parties hereto agree to cause state and local tax periods of each of the Companies to be closed at the close of business on the Closing Date. In the event applicable law does not permit the closing of any such period, the allocation of tax liability shall be made in accordance with Section 5.10.2.

               For the purposes of this Section 5.10 "Code" means the Internal Revenue Code of 1986, as amended.

               For the purposes of this Section 5.10 "Post-Closing Tax Period" means (i) any taxable period beginning on or after the Closing Date.

               For the purposes of this Section 5.10 "Pre-closing Tax Period" means any taxable period commencing on a day before the Closing Date.

          Lawsuits and Proceedings. Seller represents and warrants that to the best of Seller's knowledge there are no lawsuits or administrative proceedings pending or threatened against the Companies or affecting any of their properties or rights, other than those more fully described at
     Schedule 5.11.

          Compliance with Law and Instruments. Seller represents and warrants that to the best of Seller's knowledge the business and operation of the Companies have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities, except those that do not materially and adversely affect the Companies or its properties, assets or businesses; the performance of this Agreement will not result in any material breach of, constitute a default under, or result in the imposition of any lien or encumbrance on any property of the Companies under any agreement or other instrument to which the Companies or Seller is a party or by which either is bound or affected, and will not materially violate the articles of incorporation or the bylaws of the Companies; and the Companies are not, and will not be by virtue of the transaction contemplated in this contract, materially in violation of their articles of incorporation, their bylaws, or of any indebtedness, mortgage, contract, lease, or other agreement.

          Good Title. Seller represents and warrants that except with respect to assets held under leases and licenses the Companies have good, absolute, and marketable title to all of their properties and assets, subject to no mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those revealed on the Financial Statements at Schedule
     5.8 and except for such liens incurred in favor of Billing Information Concept, Inc., formerly ZPDI and referred to herein as "ZPDI," pursuant to the Companies' ongoing financing arrangements with ZPDI.

          Condition of Tangible Assets. Seller represents and warrants that to the best of Seller's knowledge all of the equipment of the Companies is in good condition and repair, reasonable wear and tear excepted, and that to the best of Seller's knowledge the Companies have not been threatened with any action or proceeding under any building or zoning ordinance, regulation, or law which has not been withdrawn or which is not being contested in good faith.

          Patents and Trademarks. Seller represents and warrants that to the best of Seller's knowledge: the Companies own, possess, and have good title to all copyrights, trademarks, trademark rights, patents, patent rights, and licenses necessary to the conduct of their business; the Companies are not materially infringing on or otherwise acting materially adversely to the rights of any person under or in respect to any copyrights, trademarks, trademark rights, patents, patent rights, or licenses owned by any person or persons; there is no claim or pending or threatened action with regard to any alleged infringement or related violation; the Companies are not obligated to pay any royalties or fees to any licensee or other claimant to any patent trademark, trade name, copyright, or other intangible asset; and the Companies have the unrestricted right to use all trade secrets, customer lists, manufacturing and other processes incident to the manufacture, use, or sale of any and all products and services currently sold by them.

          Contracts. Seller represents and warrants that except as set forth at
     Schedule 5.16 the Companies have not issued or received any written notice of breach or default in respect of contracts, agreements, leases, documents, or other commitments to which it is a party or by which it is otherwise bound or affected. Further Seller represents and warrants that except as set forth at Schedule 5.16 it has no knowledge of any material breach or default in respect of any contracts, agreements, leases, documents, or other commitments to which it is a party or by which it is otherwise bound or affected. Seller represents and warrants that to the best of Seller's knowledge except as set forth at Schedule 5.16 the Companies are not a party to, or otherwise bound by, any of the following kinds of contracts:

               Any written or oral contract not made in the ordinary course of business;

               Any employment or consultant contract not terminable at will without cost or other liability;

               Any labor union contract, bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar employee benefit plan;

               Any real or personal property lease, as lessor or lessee;

               Any advertising or public relations contract;

               Any purchase, supply, or service contract for a price exceeding $5,000.00 that is not terminable without cost or expense on less than 30 days' notice. This paragraph does not apply to any contract with hospitality locations for the provision of telecommunications services;

               Any deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement under which any of the assets or properties of the Companies are subject to a lien, encumbrance, charge, or other restriction;

               Any license agreement, whether as licensee or licensor;

          Compensation of Officers and Others. Seller represents and warrants that since the Balance Sheet Date, there has not been any material change in any compensation, commission, bonus, or other remuneration payable to any officer, director, agent, employee, or consultant of the Companies, except for increases in the ordinary course of business consistent with prior practice.

          Inventories. Seller represents and warrants that the inventories of the Companies that are reflected in the Financial Statements and all inventory items that have been acquired since the Balance Sheet Date consist of goods of such quality and in such quantities as are usable or saleable in the ordinary course of their business; and that since the Balance Sheet Date the Companies have continued to replenish inventory in a normal and customary manner consistent with prior and prudent practice.

          Real Property. Seller represents and warrants that the Companies own no fee, reversionary or remainder interests in any real property.

          Real Estate Leased. Schedule 5.20 sets forth a list of all leases, subleases or other agreements under which the Company is lessee or lessor of any real property. The Company is the holder of the leasehold estates purported to be granted by the instruments described on Schedule 5.20, except as otherwise stated therein. Except as set forth on Schedule 5.20, all such leases, subleases and other agreements are to the best of Seller's knowledge (i) in good standing, valid and effective, (ii) grant the leasehold estates they purport to grant free and clear of all mortgages, liens, claims, charges, security interests, encumbrances or other restrictions on the Companies' interests in the leases, subleases and other agreements which would materially affect the use for which they are held by the Companies (other than any unperfected landlord's lien); to the best of Seller's knowledge there is not under any of such instruments any existing or claimed default, event of default or event which with notice or lapse of time or both would constitute an event of default which would materially and adversely affect the assets, properties, business, operations or financial condition of the Companies; the Seller has not received notice that any structures, improvements, fixtures in real estate leased by or to the Companies do not conform to any and all applicable state and local laws, zoning and building ordinances and health and safety ordinances; no notice from any governmental body has been served upon the Company claiming any violation of any such law or ordinance, or requiring any substantial work, repairs, construction, alterations or installation on or in connection with such real estate, which has not been complied with or is not being contested in good faith.

          Software. Seller represents and warrants that the Companies have developed certain proprietary computer software programs relating to the Hospitality segment and to Seller's knowledge the Companies have the sole and exclusive ownership of such proprietary programs and no proceeding is pending or threatened in regard to the ownership or the Companies' rights in said programs.

          Banking Relationships. The Seller represents and warrants that
     Schedule 5.22 sets forth (i) the name of each bank, trust company and stock or other broker with which the Companies have an account, credit line or safe deposit box or vault, or otherwise maintain relations, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of the Companies in matters concerning any of its business or affairs. No such proxies, powers of attorney or other like instruments are irrevocable.

          Records. Seller represents and warrants that the respective books of account and minute books of the Companies are complete and correct and reflect all those transactions involving the Companies' business that properly should have been set forth in those books.

          Accounts Receivable. Seller represents and warrants that all of the accounts receivable of the Companies reflected in the Financial Statements and all of the accounts receivable that have arisen since the Balance Sheet Date (except accounts receivable that have been collected since the Balance Sheet Date) have arisen in the ordinary course of business for goods or services delivered or rendered.

          Accounts Payable. Seller represents and warrants that all of the accounts payable of the Companies reflected in the Financial Statements and all of the accounts payable that have arisen since the Balance Sheet Date (except accounts payable that have been paid since the Balance Sheet Date) have arisen in the ordinary course of business for goods or services delivered or rendered.

          Seller further represents and warrants that at Closing the account payable to MCI as determined by invoice from MCI dated November 15, 1996 shall be paid through the last monthly invoice received on or before Closing.

          Purchase Commitments. Seller represents and warrants that to the best of Seller's knowledge and except as set forth in Schedule 5.26, all purchase commitments of the Companies arose in the ordinary course of business.

          Insurance Policies. Set forth at Schedule 5.27 are all of the Insurance Policies of the Companies which policies shall be in full force and effect as of the Closing date but all of which lapse by their terms at midnight on the Closing Date.

          Expenses and Brokers Commissions. Seller represents and warrants that it knows of no commission, finder fee or other renumeration due to any finder, broker, or the like employed by it in connection with this Agreement.

          Accurate Disclosure. The Seller represents and warrants that this Agreement, including the Schedules annexed hereto, does not contain any untrue statement of material fact.


     Representations and Warranties of Buyer.

          Authorization. This Agreement has been duly authorized, executed and delivered by the Buyer, and the Buyer has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and Buyer shall evidence this authority in form reasonably satisfactory to Seller prior to Closing.

          Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. At or prior to Closing Buyer shall deliver to Seller a Certificate of Good Standing evidencing Buyer's good standing in the state of Nevada.

          Compliance with Laws and Instruments. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the contemplated transactions will (i) violate any provisions of the Articles of Incorporation or Bylaws of the Buyer; (ii) violate, conflict with or result in the breach or termination of or constitute a default under the terms of, any mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which the Buyer is a party or by which the Buyer may be bound or by which any of the Buyer's properties or assets may be bound.

          Consent. No consent of any other party and no consent, license, approval or authorization of, or exemption by, or registration or declaration with, any governmental authority, bureau or agency not previously obtained, is required in connection with the execution, delivery, validity or enforceability of this Agreement with respect to the Buyer.

          No Extraordinary Transactions. The Buyer shall not cause the Companies to engage on the Closing Date in any transaction outside the ordinary course of business, other than the transactions described herein.

          Taxes. Buyer shall promptly refund to Seller any refund of taxes attributable to any period prior to Closing whether said refund is made by way of direct payment or credit.

          Access. Buyer shall cause ComTel Computer, Corp. to provide to Seller reasonable access to its books and records as may be required by Seller for preparation of tax returns, tax audits, compliance with the terms of this Agreement and other similar and reasonable purposes.

          Expenses and Brokers Commissions. Buyer represents and warrants that it knows of no commission, finder fee or other renumeration due to any finder, broker, or the like employed by it in connection with this Agreement.

     Conditions to Buyer's Performance. The obligations of the Buyer at and prior to Closing are subject to the satisfaction or waiver, in writing, at or prior to Closing of each of the following conditions:

          Representations and Warranties. All representations and warranties of Seller and the Companies contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made as of the Closing Date; Seller and the Companies shall have performed all agreements and covenants required by this Agreement to be performed by them prior to or at the Closing Date; and there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of the Companies. On the Closing Date, there shall be delivered to the Buyer a certificate of the Seller and the Companies, dated the Closing Date, to the foregoing effect substantially in the form as set forth at Schedule 7.1.

          Court Orders. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental body or authority, directing that the transactions provided for herein or any of them not be consummated as herein provided.

          Schedules and Exhibits. On and prior to the date of Closing, the Seller and Companies shall have furnished all Exhibits and Schedules to the Buyer required to be furnished by Seller and Companies.

          Opinion of Counsel. The Buyer shall have received the opinion of the General Counsel of the Seller, dated as of the Closing Date, addressed to the Buyer and in form and substance satisfactory to the Buyer to the effect that:

               The Companies are corporations duly organized, validly existing and in good standing under the laws of the States of Nevada and California, respectively, and have the corporate power to own their property and conduct their business as now being conducted. Seller shall deliver to Buyer a Certificate of Good Standing evidencing Seller's good standing in the State of Illinois at or prior to Closing;

               Upon completion of the purchase of the Shares pursuant to this Agreement, Buyer will acquire the Shares free and clear of any liens, encumbrances or adverse claims;

               This Agreement has been duly executed and delivered on behalf of the Seller and the Companies, and constitutes a legal, valid and binding obligation of each of the Selling Shareholders and the Companies, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies). At or prior to Closing Seller shall deliver to Buyer a Secretary's Certificate evidencing Seller's authority for this transaction;

               Counsel has no knowledge of any actions, suits or proceedings pending or threatened against or affecting the Company in any court or before any arbitrator of any kind or before or by any governmental body except as disclosed and provided for at Schedule 5.11;

               In rendering such opinion, counsel may rely as to factual matters on certificates of officers, directors or shareholders of the Company and on certificates of governmental officers.

          Resignations. The Seller shall provide the Buyer the written resignations, effective as of the Closing Date, of all of the Officers and Directors of the Companies.

     Conditions to Seller's and Companies' Performance. The obligations of the Seller at Closing are subject to the satisfaction or waiver, in writing, at or prior to Closing of each of the following conditions:

          Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made at and as of the Closing Date by the terms of this Agreement; Buyer shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing; and on the Closing Date there shall have been delivered to the Seller a certificate of the Buyer, dated the Closing Date, to the foregoing effect substantially in the form as set forth at Schedule 8.1.

          Court Orders. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental body or authority directing that the transactions provided for herein or any of them not be consummated as herein provided.

          Opinion of Counsel. The Seller shall have received the opinion of Tollefsen & Company P.C., counsel to the Buyer, dated the Closing Date, addressed to the Seller and in form and substance satisfactory to the Seller, to the effect that:

               Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own its property and conduct its business as now being conducted;

               This Agreement has been duly authorized, executed and delivered on behalf of Buyer, and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors rights generally, and by legal and equitable limitations on the enforceability of specific remedies);

               The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby, will not violate the Articles of Incorporation or Bylaws of the Buyer or any law, regulation, judgment, order, injunction, decree or award known to such counsel to be applicable to Buyer of any court, arbitrator or governmental body;

               No consent of any party and no consent, license, approval or authorization of, or exemption by, or registration or declaration with, any governmental authority, bureau or agency not previously obtained and in effect on the Closing Date is required in connection with the execution, delivery, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

               In rendering such opinion, counsel may rely as to factual matters on certificates of officers or directors of the Buyer and on certificate of government officers.

          Schedules and Exhibits. On and prior to the date of Closing, the Buyer shall have furnished all Exhibits and Schedules to the Seller required to be furnished by Buyer.

     Indemnification.

          Terms of Indemnification. Seller shall indemnify the Buyer against any and all damages, claims, loss, expenses (including, but not limited to, reasonable attorneys' fees and disbursements) and liabilities resulting from any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any material obligation on the part of the Seller under this Agreement (collectively referred to hereinafter as the "Indemnified Liabilities"). The Buyer agrees to indemnify the Seller against any and all damages, claims, loss, expenses (including, but not limited to, reasonable attorneys' fees and disbursements) and liabilities resulting from any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of the Buyer under this Agreement. The party claiming indemnification hereunder is hereinafter referred to as the "Indemnified

     Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party".

          Limits on Indemnification. No claim may be made against Seller for indemnification under this Agreement unless and then only to the extent the aggregate of all Indemnified Liabilities incurred by Buyer exceed $50,000. This limitation shall not apply to any claim made pursuant to the breach of any warranty or representation made at paragraphs 5.25.1 and 5.10. In no event shall Seller's total liability for all claims asserted under this Agreement exceed the sum of the payments actually received by Seller.

          Adjustment of Liability. Any payment to be made by Seller to Buyer pursuant to paragraph 9 hereof shall be reduced by any tax benefit accruing to the Indemnified Party on account of any such indemnification payment and by the amounts actually recovered by the Indemnified Party from its insurance carriers, and any amount recovered by the Indemnified Party subsequent to the payment by the Indemnifying Party hereunder with respect to the same claim shall be remitted to the Indemnifying Party, except that such remittance shall not exceed the amount of the indemnification payment made by the Indemnifying Party. Buyer agrees after the Closing to maintain insurance coverage currently maintained by Seller to the extent that such policies provide coverage for Indemnified Liabilities.

          Timing of Payment. Payment of any claim for indemnification by Buyer or Seller which is finally determined by judgement, agreement or otherwise prior to the payment of the Second Escrow Deposit shall be an adjustment to the Second Escrow Deposit. Any claim not finally determined by judgement, agreement or otherwise by such date shall not be an adjustment to the Second Escrow Deposit and shall not be cause to delay or withhold such payment.

          Method of Asserting Claims. All claims for indemnification by any Indemnified Party shall be asserted and resolved as follows:

               In the event that any claims or demand for which an Indemnifying Party would be liable to an Indemnified Party under this Agreement is asserted against or sought to be collected from such Indemnified Party by a third party, the Indemnified Party shall promptly notify in writing the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand (the "Claim Notice"). The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such claim or demand if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party's ability to defend against the claim or demand is not prejudiced. The Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such claim or demand. In the event that the Indemnifying Party notified the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, and control the settlement of any such claim or proceeding which proceedings shall be settled or prosecuted by him to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, including, without limitation, by executing or causing to have executed any power of attorney authorizing the Indemnifying Party to act on behalf of the Indemnified Party or the Companies, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third-party claim or demand, or any cross-complaint against any person. No claim may be settled without the consent of the Indemnifying Party.

               Seller and Buyer (i) agree that any suit, action or other legal proceeding arising out of this Agreement may be brought only in the United States District Court for Illinois, and (ii) consent to the jurisdiction of any such court in any such suit, action or proceedings; and thus waive any objection which such party may have to the laying of venue of any such suit, action or proceedings in any such court.

               Seller and Buyer agree that this Agreement shall be construed in accordance with, and governed by, the laws of the State of Illinois.

          Survival of Representations, Warranties and Indemnification. The representations and warranties of Seller and all other obligations of Seller hereunder, shall survive the Closing and, except for breach of the representations and warranties set forth at paragraph 5.1, shall expire on the first anniversary of the Closing Date, and thereafter, except as provided in the next succeeding sentence, no claim may be brought by the Buyer arising under or in connection with this Agreement or any of the transactions contemplated hereby, except for a breach by the Seller of its obligations under paragraph 5.1. If written notice of a claim has been given by the Buyer prior to the first anniversary of the Closing Date, then the relevant representation, warranty or other obligation shall survive as to such claim until the claim has been finally resolved. Notwithstanding the foregoing and except for the representation and warranties made in
     Section 5.10, in the event that, prior to the Closing, the Buyer has knowledge that any representation or warranty made by the Seller is incorrect as of the date hereof or will be incorrect as of the Closing, the Buyer shall have as its sole remedy hereunder the option (i) if such misrepresentation or breach of warranty is material, to terminate this Agreement (on ten business days' notice during which period the other party may cure such representation or breach of warranty) or (ii) to proceed with the Closing and, upon the Closing, such party shall be conclusively deemed to have waived all such claims hereunder relating to such misrepresentation or breach of warranty.

          Exclusive Remedy. From and after the Closing, Seller shall not be liable or responsible in any manner whatsoever to Buyer, whether for indemnification or otherwise, except as expressly provided in this Section 9, which provides the exclusive remedy and cause of action of the Buyer with respect to any matter arising out of or in connection with this Agreement or the transactions contemplated hereby.

     Miscellaneous.

           Delivery of Documents. Following the Closing, the Seller and the Buyer each shall execute and deliver such documents, provide information and take such other action, as shall be reasonably requested by the other party hereto to carry out the transactions contemplated by this Agreement.

           Notices. All notices or other communications required or permitted by this Agreement shall be sufficiently given and deemed delivered when posted if in writing and mailed by registered or certified mail, return receipt requested, as follows:

           If to the Seller, to:

                Davel Communications Group, Inc.
                1429 Massaro Drive
                Tampa, FL 33619
                Attn: Mr. David Hill

           With a copy to:

                Davel Communications Group, Inc.
                601 W. Morgan Street
                Jacksonville, IL 62650
                Attn: Theodore C. Rammelkamp, Jr.

           If to the Buyer, to:

                Comtel Computer Corp.
                6272 West 91st Ave.
                Westminster, CO  80030
                Attn: Larry Trudell

           With a copy to:

                Tollefsen & Company, P.C.
                2825 Colby Avenue
                Suite 205
                Everett,  WA  98201
                Attn: Robert Kaye

      or to such other addresses as the parties may from time to time designate in accordance with the procedure for Notice provided by this paragraph.


           Assignment. This Agreement shall not be assigned by the Seller except that it may be assigned by operation of law by Seller. Buyer may assign this Agreement, without the consent of the Seller, to any corporation controlling, controlled by or under common control with Buyer.

           Amendment and Waiver. This Agreement shall not be amended, except pursuant to an instrument executed by all of the parties hereto. Any term or provision of this Agreement may be waived pursuant to an instrument executed by the party entitled to the benefit thereof.

           Expenses. Each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

           Severability. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

           Entire Agreement. This Agreement sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes any prior understanding, agreement or statement written or oral of intent. No provision of this Agreement shall be construed to confer any rights or remedies of any person other than the Seller or the Buyer.

           Survival of Representations. The representations, warranties, agreements and covenants given or made by the Seller and Buyer under this Agreement shall, subject to the provisions of Section 11, survive the Closing and any audit or investigation made by or on behalf of the parties.

          (S)338 Election. The Buyer covenants that it will not make any election under (S)338 of the Internal Revenue code (or any similar provision under State or local law) with respect to this transaction.

          Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Time. Time is of the essence with respect to this Agreement.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

      BUYER:

      SKYLINK TELECOOMUNICATIONS CORPORATION


      ______________________________________
      Terrance J. Trapp, President

      THE COMPANIES

COMTEL COMPUTER CORP.                    CALIFORNIA COMTEL COMPUTER, INC.

___________________________              ________________________________
Theodore C. Rammelkamp, Jr.              Theodore C. Rammelkamp, Jr.
Senior Vice President                    Senior Vice President

SELLING SHAREHOLDER

DAVEL COMMUNICATIONS GROUP, INC


_______________________________
Theodore C. Rammelkamp, Jr.
Senior Vice President